Exhibit 23.4



                       CONSENT OF MCKINNON & COMPANY, INC.

                                  July 19, 2000

         We consent to the inclusion in the Registration Statement on Form S-4 of our opinion to the Board of Directors of Marathon Financial Corporation as set forth in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement, and to the reference made to such opinion and to our firm in the Joint Proxy Statement/Prospectus.

                                        /s/ McKinnon & Company, Inc.

Norfolk, Virginia